Exhibit 3.19
REGISTER LIMITED PARTNERSHIP — Proof of Filing
Alberta Registration Date: 2009/01/02
Registration Number: LP14452965

Service Request Number:	12533752
Limited Partnership Name:	PRECISION DRILLING CANADA LIMITED PARTNERSHIP
Home Jurisdiction:	ALBERTA

General Partner

General Partner Type:	Legal Entity
Corporate Access Number:	2012531964
Last Name / Legal Entity Name:	PRECISION DRILLING LIMITED
Street:	4200,150 — 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Certificate of Limited Partnership (AB)	10000801000210574	2009/01/02

Registration Authorized By:	JON C. TRUSWELL SOLICITOR

IN THE MATTER OF
PRECISION DRILLING CANADA LIMITED PARTNERSHIP
AND IN THE MATTER OF
SECTION 52 OF THE PARTNERSHIP ACT (ALBERTA), AS AMENDED (THE “ACT”)
CERTIFICATE
The undersigned wish to form a limited partnership (the “Limited Partnership”) in compliance with Part 2 of the Act and have entered into a limited partnership agreement made as of the 2nd day of January, 2009 (the “Limited Partnership Agreement”) and, in respect thereof, HEREBY CERTIFY THAT:
1.	The firm name under which the Limited Partnership is to be conducted is “Precision Drilling Canada Limited Partnership”.

2.	The character of the business of the Limited Partnership is carrying on all aspects of an oil and gas (and other energy sources) services entity, of any nature or kind, which shall include but not be limited to:
(i)	drilling or servicing of oil and gas (or any other energy source) wells;

(ii)	all services related to the drilling or servicing of oil and gas (or any other energy source) wells;

(iii)	engaging in such other activities which (1) the General Partner deems incidental, necessary or appropriate, and (2) are permitted by applicable law, in order to carry out the business and purpose specified in paragraphs (i) and (ii); and

(iv)	to carry on any other business which, in the sole determination of the General Partner, should be carried on by the Limited Partnership.
The purposes of the Limited Partnership set forth in this Section are to be construed as both purposes and powers of the Limited Partnership. The Limited Partnership has, without limitation, the power to do any and every act and thing necessary, convenient or incidental to the accomplishment of the purposes of the Limited Partnership.

3.	The general partner of the Limited Partnership is Precision Drilling Limited (the “General Partner”), a body corporate incorporated under the laws of the Province of Alberta, having its office at 4200, 150 – 6th Avenue S.W., Calgary, Alberta T2P 3Y7.

4.	The name and address of the limited partner(s) of the Limited Partnership and the amount of its (their) contribution(s) is as follows:

Name and Address of Limited	Total	Number of Limited
Partner	Contribution	Partnership Units
Precision Drilling Corporation 4200, 150 – 6th Avenue S.W. Calgary, Alberta T2P 3Y7	$99,000.00	99,000 Class A Units
5.	The term for which the Limited Partnership is to exist continues indefinitely until dissolved or wound-up by the express written mutual agreement of the partners or until:
(i)	the removal or deemed resignation of the General Partner, unless the General Partner is replaced as provided hereunder;

(ii)	any event which makes it unlawful for the Limited Partnership business to be continued;

(iii)	subject to the consent of the General Partner, the passing of an Extraordinary Resolution of the Partners dissolving the Limited Partnership; or

(iv)	any event which causes the dissolution of a limited partnership under the laws of the Province of Alberta.
6.	No limited partner is obligated to make any additional capital contributions to the Limited Partnership.

7.	A limited partner is entitled to a return of its capital contribution upon dissolution and winding-up of the Limited Partnership, in accordance with the Limited Partnership Agreement.

8.	The share of the profits or other compensation by way of income which each limited partner is entitled to by reason of its contribution is the same proportion that its Units in the Limited Partnership bears to the Units of all limited partners.

9.	A limited partner may substitute an assignee as contributor in its place on filing acceptable transfer documents with the General Partner and the amendment of this Certificate to reflect such substitution.

10.	The General Partner may, in its discretion, admit additional limited partners to the Limited Partnership from time to time.

11.	No limited partner has priority over another limited partner, either to a return of contributions or to compensation by way of income.

12.	In the event of the bankruptcy, insolvency, dissolution, liquidation, winding up, resignation or deemed resignation of the General Partner, the business of the Limited Partnership shall be continued by a new general partner appointed by the Limited Partners pursuant to the terms of the Limited Partnership Agreement and the filing of an amendment to this Certificate to evidence such fact.

13.	A limited partner does not have the right to demand and receive property other than cash in return for its contribution.

14.	The General Partner is nominated, constituted and appointed true and lawful attorney for the Limited Partners, and is hereby given and granted full and absolute power and authority to do and execute all acts, deeds, matters and things necessary to be done for and on behalf of the Limited Partners.
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DATED at the City of Calgary, in the Province of Alberta, this 2nd day of January, 2009.

GENERAL PARTNER:	PRECISION DRILLING LIMITED

	Per:	/s/ Wane Stickland
Name: Wane Stickland
Title: Vice President

INITIAL LIMITED PARTNER:	PRECISION DRILLING CORPORATION

	Per:	/s/ Doug Strong Name: Doug Strong
Title: Chief Financial Officer

Exhibit 3.19
AMEND LIMITED PARTNERSHIP — Proof of Filing
Alberta Amendment Date: 2010/11/09

Service Request Number:	15505964
Registration Number:	LP14452965
Limited Partnership Name:	PRECISION DRILLING CANADA LIMITED PARTNERSHIP
Limited Partnership Status:	Active
Note: There is only 1 active General Partner
General Partner

General Partner Status:	Active
General Partner Type:	Legal Entity
Corporate Access Number:	2012531964
Last Name / Legal Entity Name:	PRECISION DIVERSIFIED OILFIELD SERVICES CORP.
Street:	4200, 150 - 6TH AVENUE S.W.
City:	CALGARY
Province:	ALBERTA
Postal Code:	T2P 3Y7
Attachment

Attachment Type	Microfilm Bar Code	Date Recorded
Certificate of Limited Partnership (AB)	10000801000210574	2009/01/02
Notice to Amend	10000506102490617	2010/11/09

Registration Authorized By:	DIVIAN DENNIS AGENT OF TRADE NAME/PARTNERSHIP

1

AMENDMENT TO CERTIFICATE OF LIMITED PARTNERSHIP
OF PRECISION DRILLING CANADA LIMITED PARTNERSHIP
     WHEREAS Precision Drilling Limited has changed its name to Precision Diversified Oilfield Services Corp.
     AND WHEREAS pursuant to the provisions of Section 70 of the Partnership Act (Alberta) (the “Act”) the undersigned, being all of the partners of the limited partnership known as Precision Drilling Canada Limited Partnership (the “Limited Partnership”) registered by means of a Certificate of Limited Partnership (the “Certificate”) on January 2, 2009, as LP14452965, hereby amend the Certificate to update the name of the general partner.
     NOW THEREFORE, the Certificate is amended as follows:
1.	Section 3 of the Certificate is deleted in its entirety and in substitution therefore shall be added the following:

The general partner of the Limited Partnership is PRECISION DIVERSIFIED OILFIELD SERVICES CORP. (the “General Partner”), a body corporate incorporated under the laws of the Province of Alberta, having its office at 4200, 150 – 6th Avenue S.W., Calgary, Alberta, T2P 3Y7.
     Except as set forth above, the Certificate is hereby ratified and confirmed.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate effective as of the 6th day of April, 2009.

PRECISION DRILLING CORPORATION	PRECISION DIVERSIFIED OILFIELD SERVICES CORP.
(Limited Partner)	(General Partner)

Per:	/s/ Darren J. Ruhr Darren J. Ruhr, Vice President, Corporate	Per:	/s/ Darren J. Ruhr Darren J. Ruhr, Vice President, Corporate
	Services		Services